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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On September 27, 2017, Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Facebook Page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending
Published by Global Strategy Group Just now
We have a plan to sustainably improve ADP’s business that only proposes changes that are in the company’s and shareholders’ long-term best interests. You can read more about it here- https://adpascending.com/
... /Pershing-Square-ADP-Shareholder-... then be sure to #VoteGOLD by November 7th.
Our case for transforming ADP into a more efficient, profitable and competitive company is straightforward:
- For many years, ADP has underperformed its potential.
- ADP has a substantial opportunity for improvement.
- ADP’s underperformance can be fixed without increasing risk.

On September 27, 2017, Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Twitter page relating to the Company:

ADP Ascending
@ADPascending
$ADP can increase its overall profitability substantially. Find out how. #VoteGold
Home 1 ADP Ascending
ADP Ascending asks is ADP achieving its full potential and investors and analysts who would like to ask a question should vote the GOLD Proxy Card.
adpascending.com
8:28 AM - 27 Sep 2017

ADP Ascending
@ADPascending
These Wall Street analysts agree with us that $ADP has a significant opportunity
Reactions 1 ADP Ascending
Read the latest on the reactions to Pershing Square Capital Management’s investment in ADP and nominees for Board of Directors. adpascending.com
10:51 AM - 27 Sep 2017